Exhibit 99.1

INCOME FUND

EIGHT B L.P.

2007 ANNUAL
PORTFOLIO OVERVIEW

ICON INCOME FUND EIGHT B L.P.

- 2007 Annual Portfolio Overview -

Dear Partner of ICON Income Fund Eight B L.P.:

ICON Income Fund Eight B L.P. (“Eight B”) raised $75,000,000 commencing with its initial offering on May 19, 2000 through the closing of the offering on October 17, 2001. As of December 31, 2007, Eight B had 740,530 limited partnership units outstanding.

During the reporting period, Eight B continued to operate in its Liquidation Period, during which time Eight B’s assets continued to be sold in the ordinary course of business. The leased equipment in Eight B’s portfolio is comprised of two types of leases: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Eight B retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Eight B to retain an interest in the future value of the equipment on a leveraged equity basis. Eight B’s general partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight B’s initial cash investment.

Cash generated from these investments has facilitated Eight B’s distributions to limited partners. Availability of cash to be used for distributions to limited partners depends on the requirements for expenses and reserves.

News Covering the Reporting Period

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global IP solutions provider, is one of only three ICT, or Information and Communications Technology, providers out of 24 companies profiled to garner “outstanding” and “excellent” customer satisfaction ratings across all five categories in the latest Telemark Services Ltd. report titled “ICT Service Supremacy.” (Source: Global Crossing press release dated November 5, 2007; more current information may be available.)

Portfolio Overview

Eight B’s equipment portfolio consists of investments it has made directly as well as those that it has made with its affiliates. As of December 31, 2007, Eight B’s equipment portfolio consisted primarily of the following investments:

Income leases

State-of-the-art telecommunications equipment subject to a 48-month lease with Global Crossing. Eight B acquired the equipment for approximately $7,879,000. The lease is scheduled to expire on March 31, 2011.

Growth leases

Two Airbus A340-313X aircraft (B-HXM and B-HXN) leased to Cathay Pacific Airways Limited (“Cathay”). Eight B owns a 100% interest and a 50% interest in the entities that own each aircraft. The combined purchase price of the interests in both aircraft was approximately $114,592,000, comprised of approximately $6,375,000 in cash and non-recourse debt in the amount of approximately $108,217,000. The original lease for the first aircraft (B-HXM) was due to expire on March 14, 2006, but was extended until October 1, 2011.

The original lease for the second aircraft (B-HXN) was due to expire on March 27, 2006, but was extended until July 1, 2011. In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced. The new loans are scheduled to mature concurrently with the lease expiration dates for each aircraft.

Asset Dispositions

Sale of K-Mart Equipment

Eight B had four lease schedules consisting of 128 photo processing mini-labs that were subject to lease with K-Mart Corporation (“K-Mart”). In 2006 Eight B sold certain of the equipment and classified the remaining equipment as equipment held for sale. On February 9, 2007, Eight B sold all of the remaining equipment previously on lease to K-Mart for approximately $254,100 and recognized a gain on the sale of this equipment of approximately $111,000, thereby completing a successful investment.

Sale of two McDonnell Douglas DC10-30F Aircraft

During March 2003, Eight B and an affiliate formed a joint venture for the purpose of acquiring an investment in a McDonnell Douglas DC10-30F aircraft and two spare engines on lease to Federal Express Corporation (“FedEx”). On March 11, 2003, the joint venture acquired the Aircraft and engines for approximately $3,077,000 in cash and approximately $24,211,000 of non-recourse debt. On March 30, 2007, the joint venture sold the aircraft and engines to FedEx for $5,475,000 and recognized a loss on the sale of approximately $1,025,000. Despite this accounting loss the transaction provided a positive return on investment for Eight B.

During December 2002, Eight B and an affiliate formed a joint venture for the purpose of acquiring an investment in a McDonnell Douglas DC10-30F aircraft on lease with FedEx. The joint venture acquired the aircraft on December 27, 2002 for approximately $3,000,000 in cash and approximately $22,292,000 of non-recourse debt. On March 30, 2007, the joint venture sold the aircraft to FedEx for $4,260,000 and recognized a loss on the sale of approximately $640,000. Despite this accounting loss the transaction provided a positive return on investment for Eight B.

Sale of Over the Road Rolling Stock, Manufacturing and Material Handling Equipment

Eight B previously had a 97.73% interest in a joint venture with two affiliates. The joint venture’s portfolio consisted of, among other things, over the road rolling stock, manufacturing equipment and materials handling equipment. During 2006, the joint venture sold various pieces of its portfolio of equipment for approximately $583,000 in cash and recognized a gain of approximately $582,000 on these sales. During the second quarter of 2007, the joint venture sold all of its remaining equipment to an unrelated third-party for total sales proceeds of approximately $111,000. A total gain on sale of approximately $110,000 was recognized by the joint venture.

Eight B previously had a 74.87% interest in a joint venture with an affiliate. The joint venture’s portfolio consisted of various equipment leases, including material handling, telecommunication and computer equipment. During 2006, the joint venture sold various pieces of its portfolio for approximately $460,000 in cash and recognized a loss of approximately $106,000 on these sales. During the second quarter of 2007, the joint venture sold all of its remaining equipment to an unrelated third-party for total sales proceeds of approximately $348,000. The joint venture recognized a gain of approximately $264,000 on the sale.

Sale of Engine Modules

Eight B sold five aircraft engine modules subject to lease with American Airlines to an unrelated third-party on August 8, 2007 for $6,050,000, thereby completing a successful investment. The equipment generated approximately $9.11 million for Eight B over the life of the transaction.

10% Status Report

As of December 31, 2007, the two Cathay aircraft leases were the only assets that individually constituted at least 10% of the aggregate purchase price of Eight B’s equipment portfolio. Both Cathay aircraft are scheduled to remain on lease during the next year.

As of December 31, 2007, the two Cathay aircraft leases had 45 and 42 monthly payments remaining, respectively. Both Cathay aircraft were manufactured in 1996, and, to the best of the General Partner’s knowledge, each aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

Distribution Analysis

On June 17, 2007, Eight B entered into its Liquidation Period. From the commencement of the offering through the July 1, 2003 distribution Eight B made monthly distributions at a rate of 10.75% per annum. Eight B then began making monthly distributions in the amount of 8% per annum beginning with the July 1, 2003 distribution. Beginning with the August 1, 2007 distribution, Eight B reduced its distribution rate to 2.75% per annum. Cash available for distributions was generated substantially through cash from operations. From the inception of the offering period, Eight B has made 91 monthly distributions to its limited partners. During the year ended December 31, 2007, Eight B paid its limited partners $4,308,340 in cash distributions. As of December 31, 2007, a $10,000 investment made at the initial closing would have received $6,590 in cumulative distributions, representing a return of approximately 66% of such initial investment.

FUND SUMMARY

Offering Period	5/19/2000 - 10/17/2001
Size of Offering	$75,000,000
Original No. of Limited Partners	2,832

Outlook and Overview

The equipment leased to Global Crossing scheduled to expire in March 2011 is the next lease scheduled to expire.

As of December 31, 2007, Eight B had $414,156 in cash and cash equivalents on hand. Substantially all of Eight B’s cash flows are derived from sales proceeds and rental payments. On a monthly basis, Eight B deducts from such cash flows its recurring operating expenses and assesses cash flows required for contingencies. The remaining cash flows are then available for monthly distribution to limited partners.

Eight B is a permitted borrower, together with several other funds managed by the General Partner, under a revolving credit facility. Under the terms of the facility, the borrowers may borrow (subject to a borrowing base) an amount up to $17,000,000 on a joint and several basis. At December 31, 2007, Eight B’s borrowings under the facility were $1,255,000 and the aggregate borrowings under the facility amounted to $6,225,000. The interest rate at December 31, 2007 was 7.25%.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

ASSETS

	December 31,
	2007	2006

Current assets
Cash and cash equivalents	$414,156	$762,601
Current portion of net investment in finance leases	1,764,768	67,667
Accounts receivable	—	1,593,778
Other current assets	4,786	1,397,527
Total current assets	2,183,710	3,821,573
Non-current assets
Net investments in finance leases, less current portion	4,920,691	—
Leased equipment at cost (less: accumulated depreciation of $26,103,232 and $43,018,821, respectively)	53,201,855	68,969,109
Equipment held for sale	—	140,400
Investments in joint ventures	3,413,505	4,315,573
Other non-current assets, net	1,393,460	1,405,017
Total non-current assets	62,929,511	74,830,099
Total Assets	$65,113,221	$78,651,672
LIABILITIES AND PARTNERS' EQUITY
Current liabilities
Current portion of non-recourse long-term debt	$3,795,917	$6,430,655
Revolving line of credit, recourse	1,255,000	3,125,000
Deferred rental income	286,364	138,021
Due to General Partner and affiliates	143,070	—
Accrued expenses and other liabilities	239,595	2,040,339
Total current liabilities	5,719,946	11,734,015
Non-current liabilities
Non-recourse long-term debt, net of current portion	42,346,303	46,142,220
Total Liabilities	48,066,249	57,876,235
Minority Interest	—	498,287
Commitments and contingencies
Partners' Equity
General Partner	(478,624)	(446,575)
Limited Partners	17,525,596	20,723,725
Total Partners' Equity	17,046,972	20,277,150
Total Liabilities and Partners' Equity	$65,113,221	$78,651,672

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations

	Years Ended December 31,
	2007	2006	2005
Revenue:
Rental income	$8,580,752	$16,174,323	$19,426,643
Finance income	742,064	133,856	563,439
(Loss) income from investments in joint ventures	(282,582)	(778,423)	515,832
Net gain on sales of equipment and residual values	493,196	476,020	4,827,527
Interest and other income	72,895	246,729	593,085
Total revenue	9,606,325	16,252,505	25,926,526
Expenses:
Management fees – General Partner	—	410,842	1,311,990
Administrative expense reimbursements – General Partner	—	161,980	515,934
General and administrative	405,470	657,832	543,819
Interest	3,326,807	3,582,860	4,285,629
Depreciation and amortization	4,557,064	7,577,104	12,573,850
Impairment loss	—	2,493,108	3,855,316
Maintenance expense	—	1,546,456	—
Reversal of bad debt expense	—	—	(411,742)
Total expenses	8,289,341	16,430,182	22,674,796
Income (loss) before Minority Interest	1,316,984	(177,677)	3,251,730
Minority interest	(170,005)	(436,749)	116,855
Net income (loss)	$1,146,979	$(614,426)	$3,368,585
Net income (loss) allocable to:
Limited Partners	$1,135,509	$(608,282)	$3,334,899
General Partner	11,470	(6,144)	33,686
	$1,146,979	$(614,426)	$3,368,585
Weighted average number of limited partnership units outstanding	740,985	741,752	743,161
Net income (loss) per weighted average limited partnership units	$1.53	$(0.82)	$4.49

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Changes in Partners' Equity

	Limited Partnership Units Outstanding	Limited Partners'	General Partner	Total Partners' Equity
Balance, January 1, 2005	743,279	$29,951,408	$(354,117)	$29,597,291
Limited partnership units redeemed	(449)	(23,139)	—	(23,139)
Cash distributions to partners	—	(5,945,540)	(60,056)	(6,005,596)
Net income	—	3,334,899	33,686	3,368,585
Balance, December 31, 2005	742,830	27,317,628	(380,487)	26,937,141
Limited partnership units redeemed	(1,300)	(51,135)	—	(51,135)
Cash distributions to partners	—	(5,934,486)	(59,944)	(5,994,430)
Net loss	—	(608,282)	(6,144)	(614,426)
Balance, December 31, 2006	741,530	20,723,725	(446,575)	20,277,150
Limited partnership units redeemed	(1,000)	(25,298)	—	(25,298)
Cash distributions to partners	—	(4,308,340)	(43,519)	(4,351,859)
Net income	—	1,135,509	11,470	1,146,979
Balance, December 31, 2007	740,530	$17,525,596	$(478,624)	$17,046,972

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2007	2006	2005
Cash flows from operating activities:
Net income (loss)	$1,146,979	$(614,426)	$3,368,585
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(8,129,490)	(13,614,988)	(17,076,952)
Finance income	(742,064)	(133,856)	(414,389)
Net gain on sales of equipment	(493,196)	(476,020)	(4,827,527)
Loss (income) from investments in joint ventures	282,582	778,423	(515,832)
Impairment loss	—	2,493,108	3,855,316
Depreciation and amortization	4,557,064	7,577,104	12,573,850
Interest expense on non-recourse financing paid directly to lenders by lessees	3,021,752	3,470,390	3,757,058
Reversal of bad debt expense	—	—	(411,742)
Minority interest	170,005	436,749	(116,855)
Changes in operating assets and liabilities:
Collection of principal – non-financed receivables	1,952,376	823,007	732,028
Accounts receivable	293,255	—	—
Other assets	1,404,298	78,615	(128,620)
Deferred rental income	148,343	(359,282)	237,343
Due to General Partner and affiliates	143,070	92,836	(248,308)
Accrued expenses and other liabilities	(1,844,599)	1,612,826	(346,392)
Distributions to/from joint ventures and minority interest	(99,800)	—	—
Net cash provided by operating activities	1,810,575	2,164,486	437,563
Cash flows from investing activities:
Distributions received from joint ventures	639,000	—	—
Loans and advances to affiliates	—	—	(672,992)
Proceeds from sales of equipment and sales advances received	11,783,785	1,052,969	9,438,738
Purchase of leased equipment	(7,754,746)	—	—
Cash investment in joint ventures	(11,412)	(91,011)	—
Net cash provided by investing activities	4,656,627	961,958	8,765,746
Cash flows from financing activities:
Cash distributions to partners	(4,351,859)	(5,994,430)	(6,005,596)
Proceeds from revolving line of credit	3,630,000	3,125,000	4,160,000
Repayment of revolving line of credit	(5,500,000)	—	(7,385,000)
Distributions paid to minority interest holders	(568,490)	(291,943)	(350,389)
Cash paid for redemption of limited partnership units	(25,298)	(51,135)	(23,139)
Net cash used in financing activities	(6,815,647)	(3,212,508)	(9,604,124)
Net decrease in cash and cash equivalents	(348,445)	(86,064)	(400,815)
Cash and cash equivalents, beginning of the year	762,601	848,665	1,249,480
Cash and cash equivalents, end of the year	$414,156	$762,601	$848,665

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2007	2006	2005

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$380,594	$112,470	$779,435
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$9,421,608	$14,572,355	$19,692,615
Notes payable non-recourse cancelled with repossession of equipment	$—	$—	$3,398,406
Joint venture interests acquired from affiliate in exchange for amounts owed, at fair value	$—	$—	$672,992
Escrow utilized to pay non-recourse debt	$—	$281,868	$—
Transfer of leased equipment to direct finance lease	$7,743,990	$403,565	$—
Transfer of leased equipment to equipment held for sale	$—	$239,043	$—
Transfer of equipment from direct finance lease to equipment held for sale	$—	$104,360	$—
Payment of maintenance costs	$1,546,000	$—	$—

Transactions with Related Parties

Prior to May 1, 2006, in accordance with the terms of Eight B's Limited Partnership Agreement, Eight B paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rental payments recognized either directly by Eight B or through its joint ventures and (ii) acquisition fees, through the Reinvestment Period, of 3% of the gross value of Eight B's acquisitions. In addition, the General Partner was reimbursed for administrative expenses incurred in connection with Eight B's operations. Although the General Partner continues to provide services, effective May 1, 2006, the General Partner waived its rights to future management fees and administrative expense reimbursements.

The General Partner performs certain services relating to the management of Eight B's equipment leasing activities. Such services include collecting lease payments from lessees, re-leasing off-lease equipment, inspecting equipment, communicating with and supervising lessees to assure that the equipment is being properly operated and maintained, monitoring the lessees' performance of their lease obligations and paying operating expenses.

Administrative expense reimbursements are for costs incurred by the General Partner that are necessary to Eight B's operations. These costs include the General Partner's legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to Eight B based upon the percentage of time such personnel dedicate to Eight B. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner and expenses for rent, depreciation or utilities of the General Partner.

The General Partner also has a 1% interest in Eight B's profits, losses, distributions and liquidation proceeds. Eight B paid distributions to the General Partner of $43,519 and $59,944 for the years ended December 31, 2007 and 2006, respectively. The General Partner's interest in Eight B's net income (loss) was $11,470 and $(6,144) for the years ended December 31, 2007 and 2006, respectively.

There were no management fees or administrative expense reimbursements charged for the year ended December 31, 2007, since the fees were waived effective April 1, 2006. However, if the fees were not waived, the total management fees for the year ended December 31, 2007 would have been approximately $ 708,407. If the fees were not waived, the total administrative expense reimbursements for the year ended December 31, 2007 would have been approximately $395,034.

Your participation in Eight B is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

Michael A. Reisner Co-President and Co-Chief Executive Officer	Mark Gatto Co-President and Co-Chief Executive Officer

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

*Limited Partners may obtain a summary of administrative expense reimbursements upon request.

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Eight B's expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.